Exhibit 10.2

AGREEMENT

AGREEMENT dated this 7 day of January 2009, by and between AMERICAN BUSINESS CHANGE AGENTS, INC. (hereinafter “ABCA”), a Nevada Corporation, with offices located at 13070 Addison Road, Roswell, Georgia and Edward A. Sundberg, President of ABCA.

The parties hereto agree and acknowledge that by virtue of Edward A. Sundberg’s other business activities as described in ABCA’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Edward A. Sundberg:

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any business opportunities that Edward A. Sundberg may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to Edward A. Sundberg by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to Edward A. Sundberg by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to Edward A. Sundberg by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7 day of January 2009.

AMERICAN BUSINESS CHANGE AGENTS, INC.

By:	/s/ Edward A. Sundberg
Edward A. Sundberg ABCA, President

By:	/s/ Edward A. Sundberg
Edward A. Sundberg ABCA, Individually